UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2015

U.S. Rare Earth Minerals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-154912	26-2797630
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6430 Medical Center St., Suite 230, Las Vegas, Nevada	89148
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-551-1989

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Because there is not sufficient cash available to pay the officers, directors, lawyers and other persons providing services to the Company on a current basis, the officers, directors and the various service providers and attorneys agreed to accept shares of unregistered stock in consideration of their including their past and present services. It is also advantageous to the Company since the officers will be incentivized to work for the best interests of the Company and thereby share is the rise in the stock price as the Company increases its profits due to their efforts.

The Board of Directors, took into consideration the following factors in determining the number of shares to be issued to the officers and directors:

1.	current market price of the shares of common stock is less than one seven cents per share and there are very few buyers and certain of the market makers of the shares do not trade stock for less than one cent per share; and
2.	the Company is not in a position financially to pay current salaries for any of the officers; and
3.	various Rule 144 limitations on sale; and
4.	the shares issued would be compensation for the services of the officers and directors for a term of three years ending on May 5, 2018, as set forth below.

Michael Herod, President, Chief Operating Officer and a member of the Board of Directors, Larry Bonafide, Chief Financial Officer, Secretary and a member of the Board of Directors, David Lee, a member of the Board of Directors and Donita R. Kendig a member of the Board of Directors, will receive unregistered common shares of one million, five hundred thousand shares each. The certificates to be issued shall have an additional legend restricting the sale or transfer of said shares for three years.

Various professionals and service providers, who are owed various unpaid amounts for past and current services rendered to the Company have agreed to accept registered shares of common stock in lieu of cash for payment of their services in the aggregate of three million shares.

Item 502(d). Election of a new director, other than by shareholder vote.

On May 5, 2015, the Board of Directors of the Company elected Donita R. Kendig a Director of the Company.

Donita R Kendig, (79) attended the University of Nebraska & the University of Arizona and started her career as an accountant. She managed the multiple office Los Angeles firm of Kendig, Stockwell & Gleason (a Professional Law Corporation) for 11 years. Later, she applied her management skills to turn around the busy Sunset Plaza, Los Angeles restaurant, “Le Petit Four” from a money loser to a multi-million dollar success. Since 1992 she has enjoyed tremendous success as a Professional Artist producing sought after works throughout the world. Her artwork was represented by Richard Danskin Gallery, El Paseo, Palm Desert, California for 8 years. Her management and merchandising skills are evidenced by giclee print sales, websites and licensed images and her websites websites: www.donikendig.com and www.jewelsnart.com

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RARE EARTH MINERALS, INC.

Dated: May 11, 2015	By:	/s/ Michael Herod
Michael Herod
President and Director

May 11, 2015	By:	/s/ Larry Bonafide
Larry Bonafide
Chief Financial Officer and Director

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